SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2003

BRUSH ENGINEERED MATERIALS INC.
(Exact Name of Registrant as Specified in Charter)

Ohio	001-15885	34-1919973
State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

17876 St. Clair Avenue	Cleveland, Ohio	44110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 486-4200

Item 9. Regulation FD Disclosure

     On March 28, 2003, Brush Engineered Materials Inc., an Ohio corporation (the “Company”), updated the “Current Investor Update,” a slide presentation on its website, a copy of which is attached hereto as Exhibit 99.1. This slide presentation shows the Company’s corporate strategy and the financial results through the fourth quarter of 2002. In addition, the Company has updated its website to include a section on Corporate Governance. This new sections posts the Policy Statement on Significant Corporate Governance Issues and the charters for the Audit Committee, the Governance Committee, the Organization and Compensation Committee and the Retirement Plan Review Committee (copies of which are attached hereto as Exhibits 99.2, 99.3, 99.4, 99.5 and 99.6).

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Current Investor Update
99.2	Policy Statement on Significant Corporate Governance Issues
99.3	Audit Committee Charter
99.4	Governance Committee Charter
99.5	Organization and Compensation Committee Charter
99.6	Retirement Plan Review Committee Charter

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUSH ENGINEERED MATERIALS INC.

Date: March 28, 2003	By:	/s/Michael C. Hasychak
Vice President, Secretary and Treasurer